UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 29, 2015

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 29, 2015, Advanced Micro Devices, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following four proposals, each of which is described in detail in the Company’s definitive proxy statements filed with the Securities and Exchange Commission on March 12, 2015 (the “Proxy”):

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors:

	For	Against	Abstain	Broker Non-votes
Bruce L. Claflin	325,415,483	7,658,429	1,153,691	266,961,975
John E. Caldwell	314,269,226	18,808,591	1,149,786	266,961,975
Henry WK Chow	326,079,220	7,035,186	1,113,197	266,961,975
Nora M. Denzel	320,183,809	12,979,506	1,064,288	266,961,975
Nicholas M. Donofrio	314,474,883	18,585,011	1,167,709	266,961,975
Martin L. Edelman	301,216,057	31,807,899	1,203,647	266,961,975
John R. Harding	311,653,413	21,391,390	1,182,800	266,961,975
Joseph A. Householder	326,038,344	7,046,457	1,142,802	266,961,975
Michael J. Inglis	326,136,930	6,920,989	1,169,684	266,961,975
Dr. Lisa T. Su	326,088,860	7,161,968	976,775	266,961,975
Ahmed Yahia	312,058,126	20,987,012	1,182,465	266,961,975

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2015.

For	Against	Abstain	Broker Non-votes
586,925,209	7,946,895	6,317,474	—

Proposal No. 3: Approval of the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan. The Company’s stockholders approved the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan as disclosed in the Proxy.

For	Against	Abstain	Broker Non-votes
311,098,428	21,808,764	1,320,411	266,961,975

Proposal No. 4: Approval on a non-binding, advisory basis of the compensation of the Named Executive Officers (“Say-on-Pay”). The Company’s stockholders approved, on a non-binding basis, the compensation of the Named Executive Officers as disclosed in the Proxy.

For	Against	Abstain	Broker Non-votes
236,397,109	96,340,429	1,490,065	266,961,975

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary